UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
September 16, 2013

USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

0-21116	87-0500306
(Commission File No.)	(IRS Employer Identification
Number)

3838 West Parkway Boulevard
Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)
Registrant's telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01      Changes in Registrant’s Certifying Accountant.

(a)  On September 16, 2013, the Audit Committee of USANA Health Sciences, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent registered public accounting firm.

The reports of PWC on the consolidated financial statements of the Company and its subsidiaries as of and for the years- ended December 29, 2012 and December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the years ended December 29, 2012 and December 31, 2011, and through September 16, 2013, there were no: (i) disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PWC's satisfaction, would have caused PWC to make reference to the subject matter thereof in connection with its reports for such years; or (ii) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided PWC with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from PWC a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures.  A copy of PWC's letter dated September 20, 2013 is attached as Exhibit 16.1.

(b)  On September 19, 2013, the Audit Committee completed a competitive process and engaged KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 28, 2013.  KPMG will also complete the review of the Company’s Quarterly Report on Form 10-Q for the quarter ending September 28, 2013.

During the years ended December 29, 2012 and December 31, 2011, and the subsequent interim period through September 19, 2013, the Company has not consulted with KPMG with respect to the accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 16.1    Letter of PricewaterhouseCoopers LLP, dated September 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

	By:	/s/ Paul A. Jones
Paul A. Jones, Chief Financial Officer
Date: September 20, 2013

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